Exhibit 99.1

StanCorp Financial Group, Inc. Announces New Share Repurchase Authorization

PORTLAND, Ore. — February 12, 2014 — The Board of Directors of StanCorp Financial Group, Inc. (“StanCorp”) (NYSE:SFG) yesterday approved a new share repurchase authorization of an additional 3 million shares of StanCorp common stock. The new share authorization will take effect upon the earliest of the completion or the expiration of the existing share repurchase authorization, and will expire on December 31, 2015. As of December 31, 2013, the Company had 1.4 million shares remaining under its existing repurchase authorization, which expires on December 31, 2014.

“Since becoming a public company in 1999, StanCorp has repurchased over $1 billion in stock and has increased the annual shareholder dividend every year,” said Greg Ness, Chairman, President and Chief Executive Officer. “The additional share repurchase authorization demonstrates our ongoing commitment to use our strong capital position to opportunistically return value to shareholders.”

About StanCorp Financial Group, Inc.

StanCorp Financial Group, Inc., through its subsidiaries marketed as The Standard — Standard Insurance Company, The Standard Life Insurance Company of New York, Standard Retirement Services, StanCorp Mortgage Investors, StanCorp Investment Advisers, StanCorp Real Estate and StanCorp Equities — is a leading provider of financial products and services. StanCorp’s subsidiaries offer group and individual disability insurance, group life and accidental death and dismemberment insurance, group dental and group vision insurance, absence management services, retirement plans products and services, individual annuities, origination and servicing of fixed-rate commercial mortgage loans, and investment advice. For more information about StanCorp Financial Group, Inc., visit its investor relations website at www.stancorpfinancial.com.

Disclosure

Some of the statements contained in this news release, including estimates, projections, statements related to business plans, strategies, objectives and expected operating results and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. The Company’s forward-looking statements are not guarantees of future performance and involve uncertainties that are difficult to predict. They involve risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed in reports filed by StanCorp with the Securities and Exchange Commission, including Forms 10-Q and 10-K.

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Contacts

Investor Relations and Financial Media

Jeff Hallin, Vice President,

Investor Relations and Capital Markets

(971) 321-6127

jeff.hallin@standard.com

General Media

Bob Speltz, Director, Public Affairs

(971) 321-3162

bob.speltz@standard.com